Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNS $6.5 MILLION IN FIRST QUARTER

ATLANTA, GA (April 18, 2013) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), reported net income of $6.5 million for the first quarter of 2013 compared to $5.4 million for the fourth quarter of 2012 and $5.3 million for the first quarter of 2012. After accounting for the preferred dividend, basic and diluted earnings per share for the first quarter of 2013 were $0.38 and $0.33, respectively, which compared to basic and diluted earnings per share of $0.31 and $0.27 in the fourth quarter of 2012 and $0.31 and $0.28 in the first quarter of 2012, respectively.
Fidelity's Chairman, Jim Miller, said, “The Company's core operating earnings, including indirect automobile lending and home mortgages, continue strong and provide us with a strong competitive foundation in what is still a challenging market made more so by an artificially low interest rate environment. Our focus on the Golden Rule still anchors our efforts.”

	For the Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			(in thousands)
Net income	$6,491	$5,440	$8,167	$6,404	$5,316
Income tax expense	3,631	3,088	4,816	3,511	2,894
Provision for loan losses	3,476	5,243	3,477	950	3,750
Write-down of ORE	1,263	1,152	1,452	1,138	948
Other cost of ORE operations	940	1,433	1,324	564	789
Pre-tax, pre-credit related earnings	15,801	16,356	19,236	12,567	13,697
Less security gains	—	—	(4)	—	(303)
Less acquisition gain	—	—	(4,012)	—	(206)
Less accretion of FDIC indemnification asset	(138)	(150)	(285)	(96)	(171)
Core operating earnings (1)	$15,663	$16,206	$14,935	$12,471	$13,017
(1) The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

ASSET QUALITY
The following table provides a summary of the allowance for loan losses for the non-covered loan and covered loan portfolios as of March 31, 2013:

	Three Months Ended March 31, 2013
	Non-covered loans	Covered loans	Total
		(in thousands)
Balance, beginning of period	$31,830	$2,152	$33,982
Provision for loan losses before benefit attributable to FDIC loss share agreements	3,450	130	3,580
Benefits attributable to FDIC loss share agreements	—	(104)	(104)
Net provision for loan losses	3,450	26	3,476
Increase in FDIC loss share receivable	—	104	104
Loans charged-off	(4,330)	—	(4,330)
Recoveries	678	—	678
Balance, end of period	$31,628	$2,282	$33,910
The majority of loans and other real estate acquired in the FDIC-assisted transactions are covered under 80% loss sharing agreements with the FDIC, which are classified as covered loans. Loans that do not fall into the covered loan category are considered to be non-covered. Covered loans have the protection against losses reimbursable by the FDIC whereas non-covered loans do not have that same protection.
The following table provides a comparison of the activity affecting the allowance for loan loss:

	March 31, 2013	December 31, 2012	March 31, 2012
		($ in thousands)
Net charge-offs	$3,652	$3,670	$2,424
Net charge-off ratio	0.86%	0.81%	0.59%
Provision for loan losses - Non-Covered Loans	$3,450	$4,666	$3,750
Net impairment provision - Covered Loans	26	577	—
Total provision expense	$3,476	$5,243	$3,750
The decrease in provision expense for the first quarter of 2013 compared to the fourth quarter of 2012 was primarily due to a reduction in charge-offs and improved credit quality indicators.
Net charge-offs increased $1.2 million for the first three months of 2013 to $3.7 million compared to $2.4 million for the same period of 2012 primarily due to the default and charge-off of one commercial loan during the first quarter of 2013. For the first three months of 2013, the ratio of net-charge offs to average loans outstanding was 0.86% compared to 0.59% for the same period of 2012. Non-covered provision expense decreased $300,000 for the first three months of 2013 to $3.5 million compared to $3.8 million for the same period of 2012 primarily as a result of improvement in the outstanding classified loan portfolio.
The allowance for loan losses at March 31, 2013 was $33.9 million, or 1.95% of total loans, compared to an allowance of $34.0 million, or 2.01% of total loans, at December 31, 2012, and $29.3 million, or 1.84% of total loans, at March 31, 2012.
The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

	March 31, 2013		December 31, 2012		March 31, 2012
	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans
			($ in thousands)
Nonperforming loans	$81,740	$52,220	$83,681	$57,713	$74,816	$62,872
Classified assets	112,036	105,082	114,857	108,860	111,894	110,586
Allowance for loan losses as a percentage of total loans	1.86%	1.95%	1.92%	2.01%	1.76%	1.84%
Classified items ratio	41.98%	39.38%	44.17%	41.87%	47.78%	47.22%
Nonperforming assets ratio	6.55%	4.37%	6.88%	4.74%	6.01%	5.12%
ORE, net of reserves, decreased $805,000 to $39.0 million at March 31, 2013, compared to $39.8 million at December 31, 2012 primarily due to $1.2 million in write-downs for the first quarter of 2013. During the first quarter of 2013, $6.0 million of ORE assets were sold while $6.7 million were added to ORE. Excluding covered assets, ORE sales were $3.8 million and additions were $5.9 million for the quarter.
CAPITAL
The following table details the Company's and Bank's capital position at March 31, 2013 and December 31, 2012:

	Fidelity Southern Corporation		Fidelity Bank
	March 31, 2013	December 31, 2012	March 31, 2013	December 31, 2012
Tier 1 risk-based capital ratio	12.22%	12.06%	10.95%	10.92%
Total risk-based capital ratio	13.48%	13.43%	12.68%	12.65%
Leverage capital ratio	10.51%	10.18%	9.43%	9.22%
DEPOSITS
Total deposits of $2.058 billion at March 31, 2013 have increased from $1.868 billion as of March 31, 2012, due primarily to the acquisition of Security Exchange Bank in the second quarter of 2012 and the Bank's continued efforts to aggressively pursue core deposits. Total deposits, at March 31, 2013, decreased $9.8 million from December 31, 2012 due to a $15.1 million decrease in brokered deposits partially offset by a $5.3 million increase in retail deposits.

	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012
	$	%	$	%	$	%	$	%	$	%
					($ in millions)
Core deposits(1)	$1,659.7	80.6%	$1,664.4	80.5%	$1,595.4	79.6%	$1,634.5	82.2%	$1,546.0	82.7%
Time Deposits > $100,000	356.7	17.4	346.7	16.8	348.9	17.4	343.6	17.3	313.2	16.8
Brokered deposits	41.8	2.0	56.9	2.7	59.3	3.0	9.2	0.5	9.2	0.5
Total deposits	$2,058.2	100.0%	$2,068.0	100.0%	$2,003.6	100.0%	$1,987.3	100.0%	$1,868.4	100.0%
Quarterly rate on deposits	0.52%		0.54%		0.55%		0.49%		0.66%

(1) Core deposits are transactional, savings, and time deposits under $100,000.

NET INTEREST MARGIN
Net interest margin in the first quarter of 2013 was 3.77%, a 9 basis point decrease from the same quarter a year ago and a 14 basis point increase from the fourth quarter 2012. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.50% for the first quarter of 2013 compared to 3.56% for the fourth quarter of 2012. The increase in net interest margin from the fourth quarter 2012 was primarily the result of cash flow revaluations for acquired loans during each period that showed an increase in expected cash flows that is recognized as an adjustment to the yield. Offsetting the lower yields on assets was the high volume of loan originations which resulted in an increase in net interest income for the first quarter of 2013 of $1.4 million, or 7.2%, when compared to the first quarter of 2012 and an increase of $837,000, or 4.1%, when compared to the fourth quarter of 2012.
INTEREST INCOME
Total interest income for the first quarter of 2013 increased $713,000, or 2.9%, to $25.0 million compared to $24.3 million for the first quarter of 2012. Average interest-earning assets for the first quarter of 2013 increased $218.2 million, or 10.6%, somewhat offset by a 41 basis point a decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates on loans and deposits. In a linked-quarter comparison, interest income increased $708,000 primarily due to an increase in loan income as the yield on average interest-earning assets increased 20 basis points.
INTEREST EXPENSE
Interest expense for the first quarter of 2013 decreased $707,000, or 15.3%, compared to the same period in 2012 due to a 22 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $139.1 million, or 8.0%. Also contributing to the decrease is a decrease of $272,000 in subordinated debt expense for the respective periods due to one of the Company's notes being converted from a fixed rate of 6.62% to a lower floating rate as of September 30, 2012. The Bank’s shift in deposit mix toward noninterest-bearing accounts, which made up 18.7% of total deposits at March 31, 2013 compared to 14.0% at March 31, 2012, contributed to the reduction in the cost of funds. On a linked-quarter basis, interest expense decreased $129,000, or 3.2%.
NONINTEREST INCOME
On a year over year basis, noninterest income increased $7.3 million, or 41.5%, to $25.0 million for the quarter ended March 31, 2013, compared to $17.7 million in the first quarter of 2012. The increase in noninterest income was the result of a $5.7 million, or 47.3%, increase in mortgage banking activities and an increase in SBA lending of $231,000 over the respective periods. Income from mortgage banking activities increased due to a 76% increase in the March 31, 2013 pipeline to over $582 million compared to $331 million a year ago. Total funded loan volume for the quarter of $652.0 million representing a 62% increase compared to the same period a year ago. The current quarter mortgage banking income includes a $1.6 million mortgage servicing rights impairment recovery compared to $702,000 for the fourth quarter of 2012 and $1.1 million for the first quarter of 2012.
The FDIC indemnification asset is originally recorded based on a discounted amount expected to be received from the FDIC for their share of losses on covered loans. The original difference between the full amount and the discounted amount is expected to be recorded as indemnification income over the life of the contract with the FDIC. For the first three months of 2013, indemnification income was $138,000 compared to $171,000 for the same period in 2012.

NONINTEREST EXPENSE
Noninterest expense for the first quarter of 2013 increased $7.2 million, or 28.2%, to $32.6 million compared to $25.4 million for the same period in 2012. The increase was driven by a $5.8 million increase in salaries and employee benefits expense due to higher commission expense related to the increased mortgage banking volume, expansion of our mortgage banking footprint, as well as increased number of employees due to organic growth and acquisitions.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 31 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in eleven Southern states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2012 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
		($ in thousands, except per share data)
RESULTS OF OPERATIONS
Net Interest Income	$21,075	$20,239	$20,690	$19,900	$19,655
Provision for Loan Losses	3,476	5,243	3,477	950	3,750
Non-Interest Income	25,047	26,186	27,094	17,034	17,655
Non-Interest Expense	32,524	32,654	31,324	26,069	25,350
Income Tax Expense	3,631	3,088	4,816	3,511	2,894
Net Income	6,491	5,440	8,167	6,404	5,316
Preferred Stock Dividends	(823)	(823)	(823)	(823)	(823)
Net Income Available to Common Shareholders	5,668	4,617	7,344	5,581	4,493

PERFORMANCE
Earnings Per Share - Basic (1)	$0.38	$0.31	$0.50	$0.38	$0.31
Earnings Per Share - Diluted (1)	$0.33	$0.27	$0.44	$0.34	$0.28
Return on Average Assets	1.04%	0.89%	1.34%	1.12%	0.95%
Return on Average Equity	13.24%	11.36%	18.13%	14.64%	12.50%

NET INTEREST MARGIN
Interest Earning Assets	4.55%	4.56%	4.51%	4.66%	4.96%
Cost of Funds	0.84%	0.86%	0.90%	0.96%	1.06%
Net Interest Spread	3.71%	3.49%	3.61%	3.70%	3.90%
Net Interest Margin	3.77%	3.63%	3.74%	3.86%	3.86%

CAPITAL
Tier 1 Risk-Based Capital	12.22%	12.06%	11.94%	11.68%	11.91%
Total Risk-Based Capital	13.48%	13.43%	13.41%	13.29%	13.66%
Leverage Ratio	10.51%	10.18%	9.89%	10.19%	10.04%

AVERAGE BALANCE SHEET
Loans, Net of Unearned Income	2,096,551	2,044,975	2,013,423	1,880,933	1,785,382
Investment Securities	161,861	174,810	188,028	198,754	240,342
Earning Assets	2,281,648	2,230,918	2,211,353	2,088,221	2,063,475
Total Assets	2,469,538	2,454,244	2,442,366	2,265,875	2,215,944
Deposits	1,663,394	1,653,026	1,626,290	1,559,516	1,577,682
Borrowings	256,616	211,385	256,616	168,000	159,890
Shareholders' Equity	194,559	190,426	181,211	173,520	168,751

STOCK PERFORMANCE
Market Price:
Closing (1)	$11.50	$9.46	$9.27	$8.33	$6.39
High Close (1)	$11.81	$10.09	$9.59	$8.63	$6.50
Low Close (1)	$9.56	$8.67	$8.24	$6.39	$5.51
Daily Average Trading Volume	23,583	16,429	20,135	42,083	8,645
Book Value Per Common Share (1)	$10.14	$9.77	$9.52	$8.99	$8.56
Price to Book Value	1.13	0.97	0.97	0.93	0.75
Price to Tangible Book Value	1.15	0.99	0.99	0.95	0.76
Tangible Book Value Per Common Share (1)	9.97	9.60	9.35	8.78	8.41

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
ASSET QUALITY
Total Non-Performing Loans	$81,740	$83,681	$90,145	$90,908	$74,816
Total Non-Performing Assets	$121,666	$125,062	$136,439	$134,627	$101,221
Loans 90 Days Past Due and Still Accruing	$141	$—	$—	$111	290
Including Covered Loans:
Non-Performing Loans as a % of Loans	4.68%	5.21%	5.17%	5.21%	4.51%
Non-Performing assets as a % of Loans Plus ORE	6.55%	6.88%	7.62%	7.52%	6.01%
ALL to Non-Performing Loans	34.49%	29.93%	34.49%	29.93%	50.34%
Net Charge-Offs During the Period to Average Loans	0.24%	0.65%	0.24%	0.65%	0.55%
ALL as a % of Loans, at End of Period	1.86%	1.92%	1.80%	1.55%	1.76%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	3.75%	3.81%	3.75%	3.81%	3.97%
Non-Performing assets as a % of Loans Plus ORE	4.37%	4.74%	5.12%	5.29%	5.12%
ALL to Non-Performing Loans	50.89%	43.70%	50.89%	43.70%	47.22%
Net Charge-Offs During the Period to Average Loans	0.86%	0.81%	0.27%	0.71%	0.59%
ALL as a % of Loans, at End of Period	1.95%	2.01%	1.91%	1.65%	1.84%

OTHER INFORMATION
Non-Interest Income to Revenues	54.31%	56.40%	56.70%	46.12%	47.32%
End of Period Shares Outstanding	14,971,580	14,903,642	14,750,045	14,680,993	14,629,133
Weighted Average Shares Outstanding - Basic	14,951,008	14,834,498	14,700,593	14,651,502	14,527,631
Weighted Average Shares Outstanding - Diluted	16,944,361	16,825,174	16,648,236	16,445,209	16,002,923
Full-Time Equivalent Employees	806.0	774.2	752.6	701.9	656.5

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
		($ in thousands, except per share data)
INTEREST INCOME
Loans, including fees	$23,944	$23,121	$23,724	$22,902	$22,738
Investment securities	1,028	1,141	1,208	1,189	1,506
Federal funds sold and bank deposits	3	5	6	4	18
Total interest income	24,975	24,267	24,938	24,095	24,262
INTEREST EXPENSE
Deposits	2,627	2,722	2,686	2,658	3,007
Short-term borrowings	404	425	454	253	174
Subordinated debt	867	881	1,090	1,132	1,139
Other long-term debt	2	—	18	152	287
Total interest expense	3,900	4,028	4,248	4,195	4,607
Net interest income	21,075	20,239	20,690	19,900	19,655
Provision for loan losses	3,476	5,243	3,477	950	3,750
Net interest income after provision for loan losses	17,599	14,996	17,213	18,950	15,905
NONINTEREST INCOME
Service charges on deposit accounts	949	1,122	1,259	1,180	1,133
Other fees and charges	887	883	841	852	784
Mortgage banking activities	17,795	18,653	14,755	10,840	12,084
Indirect lending activities	1,646	1,477	2,164	1,610	1,163
SBA lending activities	1,084	715	2,107	1,269	853
Bank owned life insurance	313	323	330	332	322
Securities gains	—	—	4	—	303
Other	2,373	3,013	5,634	951	1,013
Total noninterest income	25,047	26,186	27,094	17,034	17,655
NONINTEREST EXPENSE
Salaries and employee benefits	20,672	20,886	18,589	15,325	14,849
Furniture and equipment	998	1,046	1,032	994	977
Net occupancy	1,409	1,354	1,360	1,280	1,210
Communication	760	647	739	641	619
Professional and other services	2,246	2,043	1,992	2,081	2,141
Cost of operation of other real estate	2,203	2,585	2,776	1,702	1,737
FDIC insurance premiums	526	493	479	474	471
Other	3,710	3,600	4,357	3,572	3,346
Total noninterest expense	32,524	32,654	31,324	26,069	25,350
Income before income tax expense	10,122	8,528	12,983	9,915	8,210
Income tax expense	3,631	3,088	4,816	3,511	2,894
NET INCOME	6,491	5,440	8,167	6,404	5,316
Preferred stock dividends and discount accretion	(823)	(823)	(823)	(823)	(823)
Net income available to common equity	$5,668	$4,617	$7,344	$5,581	$4,493

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.38	$0.31	$0.50	$0.38	$0.31
Diluted earnings per share	$0.33	$0.27	$0.44	$0.34	$0.28
Weighted average common shares outstanding-basic	14,951,008	14,834,498	14,700,593	14,651,502	14,527,631
Weighted average common shares outstanding-diluted	16,944,361	16,825,174	16,648,236	16,445,209	16,002,923

(1)Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
ASSETS
Cash and cash equivalents	$40,262	$49,020	$47,366	$38,333	$38,604
Investment securities available-for-sale	153,285	154,367	165,598	193,251	183,611
Investment securities held-to-maturity	5,523	6,162	6,842	7,471	8,185
Investment in FHLB stock	7,919	7,330	9,760	8,185	7,623
Loans held-for-sale	325,941	304,094	259,659	214,335	175,736
Loans	1,817,263	1,777,031	1,745,185	1,746,204	1,657,972
Allowance for loan losses	(33,910)	(33,982)	(31,476)	(27,205)	(29,282)
Loans, net of allowance for loan losses	1,783,353	1,743,049	1,713,709	1,718,999	1,628,690
FDIC indemnification asset	16,535	20,074	38,225	44,667	13,266
Premises and equipment, net	38,508	37,669	36,519	35,949	30,352
Other real estate, net	38,951	39,756	45,175	42,727	25,729
Accrued interest receivable	8,340	7,995	8,384	8,432	8,238
Bank owned life insurance	32,978	32,693	32,397	32,091	31,786
Deferred tax asset, net	21,248	21,145	16,520	18,299	16,398
Servicing asset	36,529	30,244	24,531	22,299	21,179
Other assets	22,877	23,693	38,109	30,717	25,829
Total Assets	$2,532,249	$2,477,291	$2,442,794	$2,415,755	$2,215,226

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$385,019	$381,846	$354,029	$345,063	$290,625
Interest-bearing deposits:
Demand and money market	632,542	638,582	604,124	618,269	557,652
Savings	331,505	329,223	310,835	338,983	377,692
Time deposits, $100,000 and over	356,661	346,743	348,871	343,570	313,209
Other time deposits	310,581	314,675	326,471	332,185	319,995
Brokered deposits	41,843	56,942	59,303	9,204	9,204
Total deposits	2,058,151	2,068,011	2,003,633	1,987,274	1,868,377
Federal Funds Purchased	100,000	88,500	99,500	48,718	13,555
Short-term borrowings	76,051	37,160	50,889	82,500	42,500
Subordinated debt	67,527	67,527	67,527	67,527	67,527
Other long-term debt	10,000	—	—	25,000	27,500
Accrued interest payable	1,375	2,093	1,467	2,231	1,667
Other liabilities	19,844	21,112	32,277	23,596	22,178
Total Liabilities	2,332,948	2,284,403	2,255,293	2,236,846	2,043,304

SHAREHOLDERS' EQUITY
Preferred stock	47,564	47,344	47,123	46,902	46,682
Common stock	84,777	82,499	79,855	77,055	74,560
Accumulated other comprehensive gain, net of tax	3,376	3,545	4,242	3,882	3,301
Retained earnings	63,584	59,500	56,281	51,070	47,379
Total shareholders’ equity	199,301	192,888	187,501	178,909	171,922
Total Liabilities and Shareholders’ Equity	$2,532,249	$2,477,291	$2,442,794	$2,415,755	$2,215,226
Book Value Per Common Share	$10.14	$9.77	$9.52	$8.99	$8.56
Shares of Common Stock Outstanding (1)	14,971,580	14,903,642	14,750,045	14,680,993	14,629,133

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Commercial	$517,203	$509,243	$500,232	$481,513	$432,805
SBA loans	126,435	121,428	102,482	101,167	98,899
Total Commercial and SBA Loans	643,638	630,671	602,714	582,680	531,704
Construction	94,651	89,924	94,468	96,797	108,473
Indirect loans	959,471	930,232	921,400	940,396	896,672
Installment loans	12,897	18,774	14,226	16,666	17,665
Total Consumer Loans	972,368	949,006	935,626	957,062	914,337
First Mortgage Loans	38,501	37,785	40,215	39,520	34,592
Second Mortgage Loans	68,105	69,645	72,162	70,145	68,866
Total Mortgage Loans	106,606	107,430	112,377	109,665	103,458
Loans	1,817,263	1,777,031	1,745,185	1,746,204	1,657,972

Loans Held-For-Sale:
Originated Residential Mortgage	281,839	253,108	212,714	164,144	130,075
SBA	14,102	20,986	16,945	20,191	15,661
Indirect Auto	30,000	30,000	30,000	30,000	30,000
Total Loans Held-For-Sale	325,941	304,094	259,659	214,335	175,736
Total Loans	$2,143,204	$2,081,125	$2,004,844	$1,960,539	$1,833,708

Non-Covered Loans	$1,743,092	$1,699,892	$1,648,678	$1,632,015	$1,584,822
Covered Loans	74,171	77,139	96,507	114,189	73,150
Loans Held-For-Sale	325,941	304,094	259,659	214,335	175,736
Total Loans	$2,143,204	$2,081,125	$2,004,844	$1,960,539	$1,833,708

DEPOSITS, BY CATEGORY
(UNAUDITED)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Noninterest-Bearing Demand	$385,019	$381,846	$354,029	$345,063	$290,625
Interest Bearing Deposits:
Interest-Bearing Demand / Money Market	632,542	638,582	604,124	618,269	557,652
Savings	331,505	329,223	310,835	338,983	377,692
Time Deposits $100,000 and Over	356,661	346,743	348,871	343,570	313,209
Other Time Deposits	310,581	314,675	326,471	332,185	319,995
Brokered Deposits	41,843	56,942	59,303	9,204	9,204
Total Deposits	$2,058,151	$2,068,011	$2,003,633	$1,987,274	$1,868,377

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Balance at Beginning of Period	$33,982	$31,476	$27,205	$29,282	$27,956
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	2,416	421	41	613	15
SBA	56	271	103	84	(3)
Real Estate Construction	118	(78)	(31)	1,607	1,300
Real Estate Mortgage	393	30	23	228	—
Consumer Installment	669	3,026	1,085	495	1,112
Total Net Charge-Offs	3,652	3,670	1,221	3,027	2,424
Provision for Loan Losses - Non-Covered Loans	3,450	4,666	2,500	950	3,750
Impairment Provision - Covered Loans	26	577	977	—	—
Indemnification - Covered Loans	104	933	2,015	—	—
Balance at End of Period	$33,910	$33,982	$31,476	$27,205	$29,282

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.86%	0.81%	0.27%	0.71%	0.59%
Allowance for Loan Losses as a Percentage of Loans	1.86%	1.92%	1.80%	1.55%	1.76%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.95%	2.01%	1.91%	1.65%	1.84%

NONPERFORMING ASSETS
(UNAUDITED)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Non-Covered Nonperforming Assets
Nonaccrual Loans	$52,220	$57,713	$61,854	$62,142	$62,582
Repossessions	975	1,625	1,119	1,103	966
Other Real Estate	24,048	22,429	22,573	24,929	18,841
Total Non-Covered Nonperforming Assets	$77,243	$81,767	$85,546	$88,174	$82,389
*** Includes SBA Guaranteed Amounts of Approximately	$16,668	$12,085	$8,742	$8,882	$8,040
Non-Covered Loans Past Due 90 Days or More and Still Accruing	$141	$—	$—	$111	$290
Non-Covered Loans 30-89 Days Past Due	$12,152	$5,028	$7,077	$5,214	$20,024
Ratio of Non-Covered Loans Past Due 90 Days or More and Still Accruing to Total Non-Covered Loans	0.01%	—%	—%	0.01%	0.02%
Ratio of Non-Covered Loans 30-89 Days Past Due to Total Non-Covered Loans	0.70%	0.30%	0.43%	0.32%	1.26%
Ratio of Non-Covered Nonperforming Assets to Total Non-Covered Loans, ORE, and Repossessions	4.37%	4.74%	5.12%	5.29%	5.12%
Covered Nonperforming Assets
Nonaccrual Loans	$29,520	$25,968	$28,291	$28,655	$11,944
Other Real Estate	14,903	17,327	22,602	17,798	6,888
Covered Nonperforming Assets	$44,423	$43,295	$50,893	$46,453	18,832
Classified Assets
Classified Loans	$112,036	$114,857	$121,556	$122,280	$111,894
ORE and Other Nonperforming Assets	39,926	41,381	46,294	43,830	26,695
Total Classified Assets	$151,962	$156,238	$167,850	$166,110	$138,589

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Average loans outstanding	$953,722	$966,082	$990,061	$959,202	$902,778
Past due loans:
$ amount of indirect loans past due	$1,159	$1,262	$1,095	$922	$1,302
# of indirect loans past due	162	197	167	145	200
Net principal charge-offs	$667	$989	$777	$491	$929
# of repossessed vehicles	151	181	162	150	174
Non-performing loans	$872	$982	$550	$778	$912
30+ day performing delinquency rate (1)	0.12%	0.14%	0.11%	0.10%	0.15%
Net charge-off rate (2)	0.28%	0.37%	0.31%	0.20%	0.41%
Average beacon score	742	747	751	752	754
Production by State:
Alabama	$16,847	$14,322	$18,261	$16,575	$15,926
Arkansas	4,760	3,514	3,633	—	—
North Carolina	15,226	11,828	14,088	14,810	16,441
South Carolina	7,550	6,356	9,324	7,352	6,598
Florida	67,243	59,782	66,264	67,470	59,668
Georgia	42,218	34,484	41,182	42,196	37,548
Mississippi	20,148	16,990	19,826	19,593	21,042
Tennessee	14,858	8,674	13,817	16,568	18,736
Virginia	8,601	6,241	8,882	9,212	5,854
Total production by State	$197,451	$162,191	$195,277	$193,776	$181,813
Outstanding serviced by State:
Alabama	$116,163	$112,404	$110,621	$104,559	$99,871
Arkansas	11,368	7,302	4,273	829	134
North Carolina	109,131	105,696	105,547	103,266	99,743
South Carolina	42,804	39,283	37,389	31,474	27,313
Florida	454,595	436,142	422,512	400,120	375,075
Georgia	331,118	332,900	342,587	346,388	351,388
Mississippi	98,619	86,788	77,421	63,211	48,287
Tennessee	100,869	97,059	98,991	97,157	92,300
Virginia	35,242	29,572	25,120	18,556	10,776
Total outstanding serviced by State	$1,299,909	$1,247,146	$1,224,461	$1,165,560	$1,104,887
Loan sales	$58,073	$48,166	$106,200	$46,300	$20,160
Yield	4.00%	4.06%	4.17%	4.34%	4.61%

(1)	Calculated by dividing 30+ day performing delinquent loans as of the end of the period by period-end loans held for investment for the specified loan category.
(2)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category.

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
			($ in thousands)
Average loans outstanding	$284,910	$257,740	$225,912	$161,890	$129,939
% of loan production for new mortgage	36.78%	34.45%	45.59%	55.38%	39.81%
% of loan production for refinanced loans	63.22%	65.55%	54.41%	44.62%	60.19%
Production by State:
Georgia	$392,749	$498,542	$397,764	$295,509	$248,748
Colorado	—	—	4,179	9,608	10,840
Florida	15,862	16,895	14,902	9,894	9,404
Virginia	111,126	126,901	64,500	17,454	5,300
Total retail	519,737	642,338	481,345	332,465	274,292
Wholesale	136,508	150,648	136,120	139,341	126,456
Total production by State	$656,245	$792,986	$617,465	$471,806	$400,748
Loan sales	$634,074	$701,018	$569,038	$405,647	$376,710
Yield	3.43%	3.58%	3.69%	4.03%	4.19%

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	March 31, 2013			March 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets			($ in thousands)
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,090,711	$23,902	4.64%	$1,780,480	$22,705	5.13%
Tax-exempt (1)	5,840	65	4.52%	4,902	50	4.15%
Total loans	2,096,551	23,967	4.64%	1,785,382	22,755	5.13%
Investment securities:
Taxable	143,965	849	2.39%	220,553	1,305	2.38%
Tax-exempt (2)	17,896	276	6.26%	19,789	310	6.39%
Total investment securities	161,861	1,125	2.82%	240,342	1,615	2.70%
Interest-bearing deposits	22,353	3	0.06%	36,741	18	0.20%
Federal funds sold	883	—	0.06%	1,010	—	—%
Total interest-earning assets	2,281,648	25,095	4.55%	2,063,475	24,388	4.96%
Noninterest-earning:
Cash and due from banks	13,962			14,485
Allowance for loan losses	(33,662)			(28,037)
Premises and equipment, net	37,886			29,464
Other real estate	38,783			29,357
Other assets	130,921			107,200
Total assets	$2,469,538			$2,215,944
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$620,425	$418	0.27%	$536,982	$397	0.30%
Savings deposits	330,364	377	0.46%	377,187	292	0.31%
Time deposits	712,605	1,832	1.04%	663,513	2,318	1.41%
Total interest-bearing deposits	1,663,394	2,627	0.64%	1,577,682	3,007	0.77%
Federal funds purchased	57,111	106	0.76%	473	1	0.86%
Securities sold under agreements to repurchase	11,496	5	0.16%	16,057	9	0.22%
Other short-term borrowings	83,672	293	1.42%	37,577	164	1.75%
Subordinated debt	67,527	867	5.21%	67,527	1,139	6.79%
Long-term debt	2,222	2	0.41%	47,005	287	2.46%
Total interest-bearing liabilities	1,885,422	3,900	0.84%	1,746,321	4,607	1.06%
Noninterest-bearing:
Demand deposits	368,483			278,310
Other liabilities	21,074			22,562
Shareholders’ equity	194,559			168,751
Total liabilities and shareholders’ equity	$2,469,538			$2,215,944
Net interest income/spread		$21,195	3.71%		$19,781	3.90%
Net interest margin			3.77%			3.86%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $22,800 and $17,700, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $96,600 and $108,300, respectively.